Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

K-V PHARMACEUTICAL COMPANY

* * * * * * * * * * * * * * * * * * * * * * * * *

1. The name of the corporation is K-V PHARMACEUTICAL COMPANY.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To manufacture and sell at wholesale and retail, and to deal in, all kinds of medicinal, chemical, pharmaceutical and other useful preparations for scientific, medicinal and domestic use. To carry on the business of the manufacture and sale of proprietary medicines, remedies, drugs and chemicals.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is Two Million and One Hundred Thousand (2,100,000) of which stock Two Million (2,000,000) shares of the par value of One Dollar ($1.00) each amounting in the aggregate to Two Million Dollars ($2,000,000.) shall be Common stock and of which One Hundred Thousand (100,000) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Ten Million Dollars ($10,000,000.) shall be Preferred stock.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

B. J. Consono	100 West Tenth Street Wilmington, Delaware 19899

W. E. Paul Garrett	100 West Tenth Street Wilmington, Delaware 19899

J. L. Rivera	100 West Tenth Street Wilmington, Delaware 19899

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. The Board of Directors of the company shall be divided into three classes which are hereby designated Class A, Class B and Class C. The authorized number of directors of each class shall be one-third of the total number of directors from time to time authorized by by-law; provided that if the authorized number of directors is not a multiple of three, the authorized number of Class A directors shall be the number nearest to but not exceeding one-third of the total authorized number of directors; the authorized number of Class B directors shall be the number nearest to but not exceeding one-half of the remaining authorized number of directors; and the authorized number of Class C directors shall be the remaining authorized number of directors.

At the first annual meeting of stockholders following the day on which these provisions become effective Class A directors to the authorized number thereof shall be elected to hold office until the first annual meeting of stockholders after their election; Class B directors to the authorized number thereof shall be elected to hold office until the second annual meeting of stockholders after their election; and Class C directors to the authorized number thereof shall be elected to hold office until the third annual meeting of stockholders after their election.

At each succeeding annual meeting of stockholders the directors of the class whose term of office expires on the day of such meeting shall retire and shall be replaced by the election of directors of the same class to the then authorized number thereof to hold office until the third annual meeting of stockholders after their election.

Retiring directors shall be eligible for re-election if otherwise qualified and shall in any event continue in office until their successors shall have been duly elected or appointed.

In the event of any vacancy however caused occurring on the board such vacancy may be filled either by the stockholders at a general meeting called for the purpose or by the board if the remaining directors constitute a quorum. Any director elected or appointed to fill any such vacancy shall hold office for the unexpired portion of the term of the director whose office has been vacated.

9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

10. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 28th day of May, 1971.

/s/ B. J. Consono

/s/ W. E. Paul Garrett

/s/ J. L. Rivera

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 28th day of May, 1971, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, W. E. Paul Garrett & J. L. Rivera all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ [name of signatory]
Notary Public

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 17th day of June, 1971, pursuant to Section 252 of the General Corporation Law of the State of Delaware, between K-V PHARMACEUTICAL COMPANY, a Delaware corporation and K-V PHARMACAL COMPANY, a Missouri corporation.

WITNESSETH that:

WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

WHEREAS, said K-V PHARMACEUTICAL COMPANY, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware on June 1, 1971, and recorded in the office of the Recorder of Deeds for the County of New Castle on June 1, 1971, has an authorized capital stock consisting of Two Million, One Hundred Thousand (2,100,000) shares, divided into One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) each amounting in the aggregate to Ten Million Dollars ($10,000,000) and Two Million (2,000,000) shares of common stock of the par value of One Dollar ($1.00) each amounting in the aggregate to Two Million Dollars ($2,000,000). Five Hundred (500) shares of such common stock are now issued and outstanding and such shares shall be cancelled; and

WHEREAS, said K-V PHARMACAL COMPANY, a corporation organized under the laws of the State of Missouri by its certificate of incorporation which was filed in the office of the Secretary of State of Missouri, on July 13, 1946, has an authorized capital stock consisting of One Thousand (1,000) shares of the par value of One Hundred Dollars ($100.00) each, all of one class, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) of which stock Three Hundred and Fifty (350) shares are now issued and outstanding; and

WHEREAS, the registered office of said K-V PHARMACEUTICAL COMPANY in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and the registered office of K-V PHARMACAL COMPANY in the State of Missouri is located at 2503 South Hanley Road in the City of St. Louis, County of St. Louis, and the name of its registered agent at said address is Victor M. Hermelin:

NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: K-V PHARMACEUTICAL COMPANY, hereby merges into itself K-V PHARMACAL COMPANY and said K-V PHARMACAL COMPANY shall be and hereby is merged into K-V PHARMACEUTICAL COMPANY, which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of K-V PHARMACEUTICAL COMPANY in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

(a) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this agreement, and all rights in respect thereof shall forthwith be changed and converted into Two Thousand (2,000) shares of common stock of the surviving corporation.

(b) After the effective date of this agreement each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered the outstanding shares of the stock of the merged corporation to be converted into the stock of the surviving corporation as provided herein, may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange had taken place.

FOURTH: The terms and conditions of the merger are as follows:

(a) The by-laws of the surviving corporation as they shall exist on the effective date of this agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall become effective upon filing with the Secretary of State of Delaware.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trade-marks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this agreement may be terminated and abandoned by the board of directors of any constituent corporation at any time prior to the date of filing the agreement with the Secretary of State.

IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the President and attested by the Secretary of each party hereto, and the corporate seal affixed.

K-V PHARMACEUTICAL COMPANY

By	/s/ Victor M. Hermelin
President, Victor M. Hermelin

(Corporate Seal)

ATTEST:

By	/s/ Henry H. Stern
Secretary, Henry H. Stern

K-V PHARMACAL COMPANY

By	/s/ Victor M. Hermelin
President, Victor M. Hermelin

(Corporate Seal)

ATTEST:

By	/s/ Henry H. Stern
Secretary, Henry H. Stern

I, Henry H. Stern, Secretary of K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of K-V PHARMACAL COMPANY, a corporation of the State of Missouri was duly adopted pursuant to section 228 of Title 8 of the Delaware Code of 1953, by the unanimous written consent of the stockholders holding Five Hundred (500) shares of the capital stock of the corporation same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said K-V PHARMACEUTICAL COMPANY, and the duly adopted agreement and act of the said corporation.

WITNESS my hand and seal of said K-V PHARMACEUTICAL COMPANY, on this 17th day of June, 1971.

/s/ Henry H. Stern
Secretary, Henry H. Stern

(CORPORATE SEAL)

THE ABOVE AGREEMENT OF MERGER, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and the General Business Corporation Law of the State of Missouri, the President of each corporate party thereto does now hereby execute the said Agreement of Merger and the Secretary of each corporate party thereto does now hereby attest the said Agreement of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations, on this l7th day of June, 1971.

K-V PHARMACEUTICAL COMPANY

/s/ Victor M. Hermelin
President, Victor M. Hermelin

(Corporate Seal)

ATTEST:

/s/ Henry H. Stern
Secretary, Henry H. Stern

K-V PHARMACAL COMPANY

/s/ Victor M. Hermelin
President, Victor M. Hermelin

(Corporate Seal)

ATTEST:

/s/ Henry H. Stern
Secretary, Henry H. Stern

STATE OF MISSOURI	)
	)	ss:
COUNTY OF ST. LOUIS	)

BE IT REMEMBERED that on this 17th day of June, 1971, personally came before me, a Notary Public in and for the County and State aforesaid, Victor M. Hermelin, President of K-V PHARMACEUTICAL COMPANY, a corporation of the State of Delaware, and of K-V PHARMACAL COMPANY, a corporation of the State of Missouri, and he duly executed said agreement of merger before me and acknowledged the said agreement of merger to be his act and deed and the act and deed of said corporations and the facts stated therein are true; and that the seals affixed to said agreement of merger and attested by the Secretary of each corporation are the common or corporate seals of said corporations.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ [name of signatory]
Notary Public

(SEAL)

Certificate of Agreement of Merger of the “K-V PHARMACAL COMPANY”, a corporation organized and existing under the laws of the State of Missouri, merging with and into the “K-V PHARMACEUTICAL COMPANY”, a corporation organized and existing under the laws of the State of Delaware, under the name of “K-V PHARMACEUTICAL COMPANY”, as received and filed in this office the eighteenth day of June, A.D. 1971, at 10 o’clock A.M.;

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that the Certificate of Incorporation of K-V Pharmaceutical Company be amended by adding thereto a second paragraph to Article 4 to read as follows:

“The preferred stock shall be issued from time to time in one or more series, with such distinctive serial designations and with such preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said K-V PHARMACEUTICAL COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed by Victor M. Hermelin, its President, and attested by Henry H. Stern, its Secretary, this 8th day of July, 1971.

K-V PHARMACEUTICAL COMPANY

By	/s/ Victor M. Hermelin
Victor M. Hermelin
President

(CORPORATE SEAL)

ATTEST:

/s/ Henry H. Stern
Henry H. Stern
Secretary

STATE OF MISSOURI	)
	)	SS
COUNTY OF ST. LOUIS	)

BE IT REMEMBERED that on this 8th day of July, 1971, personally came before me, a Notary Public in and for the County and State aforesaid, Victor M. Hermelin, President of K-V PHARMACEUTICAL COMPANY, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ [name of signatory]
Notary Public

(SEAL)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING VICTOR M. HERMELIN & COMPANY

REINE PHARMACEUTICAL CORPORATION AND

CUSTOM PHARMACEUTICAL INSTALLATIONS,

INC. INTO K-V PHARMACEUTICAL COMPANY

Pursuant to Section 253 of the General

Corporation Law of the State of Delaware

K-V Pharmaceutical Company, a corporation organized and existing under the laws of Delaware, does hereby certify:

FIRST: This corporation was incorporated on the first day of June 1971, pursuant to the General Corporation Laws of the State of Delaware.

SECOND: This corporation owns all of the outstanding shares of the stock of each of Victor M. Hermelin & Company, Reine Pharmaceutical Corporation and Custom Pharmaceutical Installations, Inc., all of which corporations are organized and existing under the General and Business Corporation Law of the State of Missouri. Victor M. Hermelin & Company was incorporated on January 3, 1951; Reine Pharmaceutical Corporation was incorporated on February 24, 1972; and Custom Pharmaceutical Installations, Inc. was incorporated on April 30, 1952, all under the aforesaid General and Business Corporation Law of the State of Missouri.

THIRD: This corporation, at a meeting of its Board of Directors on the 28th day of March 1974, adopted resolutions merging into itself said Victor M. Hermelin & Company, Reine Pharmaceutical Corporation and Custom Pharmaceutical Installations, Inc., which resolutions are in the following words, to-wit:

RESOLVED, that this Corporation shall merge into itself Victor M. Hermelin & Company, Reine Pharmaceutical Corporation and Custom Pharmaceutical Installations, Inc., and assume all of the liabilities and obligations of said corporations, such merger to be effective at 12:01 A.M. of April 1, 1974.

RESOLVED, that the appropriate officers of this corporation be, and they hereby are directed to make and execute under the corporate seal of this Corporation, a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Victor M. Hermelin & Company, Reine Pharmaceutical Corporation and Custom Pharmaceutical Installations, Inc. into itself and assume their liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds in New Castle County.

RESOLVED, that the appropriate officers of this Corporation be, and they hereby are authorized and directed to do all acts and things whatsoever whether within or without the State of Delaware, which may in any wise be necessary or proper to effect said merger.

IN WITNESS WHEREOF, the undersigned Chairman of the Board of K-V Pharmaceutical Company does now hereby execute this Certificate of Ownership and Merger, and the Secretary of said K-V Pharmaceutical Company does now hereby attest to said Certificate of Ownership and Merger, as the act and deed of said K-V Pharmaceutical Company on this 28th day of March 1974.

K-V PHARMACEUTICAL COMPANY

By	/s/ Victor M. Hermelin
Victor M. Hermelin
Chairman of the Board

ATTEST:

/s/ Henry H. Stern
Henry H. Stern
Secretary

Certificate of Ownership of the “K-V PHARMACEUTICAL COMPANY”, a corporation organized and existing under the laws of the State of Delaware, merging “VICTOR M. HERMELIN & COMPANY”, “REINE PHARMACEUTICAL CORPORATION” and “CUSTOM PHARMACEUTICAL INSTALLATIONS, INC.”, corporations organized and existing under the laws of the State of Missouri, pursuant to Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the twenty-eighth day of March, A.D. 1974, at 11:30 o’clock A.M.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held on June 14, 1974, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation (as heretofore amended) of K-V Pharmaceutical Company be further amended by changing Article 4 to read as follows:

“4. The amount of the total authorized capital stock of this corporation is Two Million Dollars ($2,000,000) divided into Two Million (2,000,000) shares of Common stock with a par value of One Dollar ($1.00) each.”

SECOND: That the aforesaid amendment was duly adopted at the Annual Meeting of Stockholders of the Corporation held on July 22, 1974, and in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said K-V Pharmaceutical Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Victor M. Hermelin, its Chairman of the Board and attested by Henry H. Stern, its Secretary, this 25th day of July, 1974.

K-V PHARMACEUTICAL COMPANY

By	/s/ Victor M. Hermelin
Victor M. Hermelin
Chairman of the Board

(CORPORATE SEAL)

ATTEST:

/s/ Henry H. Stern
Henry H. Stern
Secretary

STATE OF MISSOURI	)
	)	SS
COUNTY OF ST. LOUIS	)

Be it remembered that on this 25th day of July, 1974, personally came before me Veronica M. Mater a Notary Public in and for the County and State aforesaid, Victor M. Hermelin, Chairman of the Board and Henry H. Stern, Secretary of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and they, the said Victor M. Hermelin and Henry H. Stern, as such Chairman and Secretary, duly executed the said Certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true; that the signatures of the said Chairman and Secretary of said corporation to said foregoing certificate are in the handwriting of the said Chairman and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Veronica M. Mater
Notary Public

My commission expires:

VERONICA M. MATER

MY COMMISSION EXPIRES DEC. 17, 1977

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

K-V PHARMACEUTICAL COMPANY

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of K-V PHARMACEUTICAL COMPANY be amended by changing Article 8 thereof so that, as amended, said Article shall be and read as follows in its entirety:

8. The Board of Directors of the company shall be divided into three classes which are hereby designated Class A, Class B and Class C. The authorized number of directors of each class shall be one-third of the total number of directors from time to time authorized by by-law; provided that if the authorized number of directors is not a multiple of three, the authorized number of Class A directors shall be the number nearest to but not exceeding one-third of the total authorized number of directors; the authorized number of Class B directors shall be the number nearest to but not exceeding one-half of the remaining authorized number of directors; and the authorized number of Class C directors shall be the remaining authorized number of directors.

At the first annual meeting of stockholders following the day on which these provisions become effective, Class A directors to the authorized number thereof shall be elected to hold office until the first annual meeting of stockholders after their election; Class B directors to the authorized number thereof shall be elected to hold office until the second annual meeting of stockholders after their election; and Class C directors to the authorized number thereof shall be elected to hold office until the third annual meeting of stockholders after their election.

At each succeeding annual meeting of stockholders the directors of the class whose term of office expires on the day of such meeting shall retire and shall be replaced by the election of directors of the same class to the then authorized number thereof to hold office until the third annual meeting of stockholders after their election.

Retiring directors shall be eligible for re-election if otherwise qualified and shall in any event continue in office until their successors shall have been duly elected or appointed.

In the event of any vacancy however caused occurring on the board, such vacancy may be filled either by the stockholders at a general meeting called for the purpose or by the board if the remaining directors constitute a quorum. Any director elected or appointed to fill any such vacancy shall hold office for the unexpired portion of the term of the director whose office has been vacated.

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at any election of Directors.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said K-V PHARMACEUTICAL COMPANY has caused this certificate to be signed by Marc S. Hermelin, its Vice-Chairman and Chief Executive Officer, and attested by Alan G. Johnson, its Secretary, this 2nd day of December, 1980.

K-V PHARMACEUTICAL COMPANY

By	/s/ Marc S. Hermelin
Marc S. Hermelin, Vice-Chairman and Chief Executive Officer

ATTEST:

By	/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * * * *

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that Paragraph 4 of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

4. The total number of shares of stock which the corporation shall have authority to issue is Four Million (4,000,000) shares, of the par value of Fifty Cents ($.50) each, amounting in the aggregate to Two Million Dollars ($2,000,000).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on June 16, 1981.

IN WITNESS WHEREOF, said K-V PHARMACEUTICAL COMPANY has caused this certificate to be signed by Marc S. Hermelin, its Vice Chairman of the Board of Directors and attested by Alan G. Johnson, its Secretary, this 11th day of May, 1981.

K-V PHARMACEUTICAL COMPANY

By	/s/ Marc S. Hermelin
Marc S. Hermelin
Vice Chairman of the Board of Directors and Chief Executive Officer

ATTEST:

By	/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * * * *

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that Paragraph 4 of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

4. The total number of shares of stock which the corporation shall have authority to issue is Eight Million (8,000,000) shares, of the par value of Twenty-Five Cents ($.25) each, amounting in the aggregate to Two Million Dollars ($2,000,000).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 25, 1983.

IN WITNESS WHEREOF, said K-V PHARMACEUTICAL COMPANY has caused this certificate to be signed by Marc S. Hermelin, its Vice Chairman of the Board of Directors and attested by Alan G. Johnson, its Secretary, this 21st day of February, 1983.

K-V PHARMACEUTICAL COMPANY

/s/ Marc S. Hermelin
Marc S. Hermelin Vice Chairman of the Board of Directors and Chief Executive Officer

ATTEST:

By	/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * * * *

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that Paragraph 4 of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

4. The total number of shares of stock which the corporation shall have authority to issue is Twelve Million (12,000,000) shares, of the par value of Seventeen Cents ($.17) each, amounting in the aggregate to Two Million Forty Thousand Dollars ($2,040,000).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on July 21, 1986.

IN WITNESS WHEREOF, said K-V PHARMACEUTICAL COMPANY has caused this certificate to be signed by Marc S. Hermelin, its Vice Chairman of the Board of Directors and attested by Alan G. Johnson, its Secretary, this 9th day of July, 1986.

K-V PHARMACEUTICAL COMPANY

/s/ Marc S. Hermelin
Marc S. Hermelin Vice Chairman of the Board of Directors and Chief Executive Officer

ATTEST:

By	/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * * * *

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that Article 4 of the Company’s Certificate of Incorporation be amended to read as follows in its entirety:

4. The aggregate number, class and par value of shares which the corporation shall have authority to issue shall be Twenty-Nine Million (29,000,000) shares, which shall be divided among the following classes:

Class of Stock	Par Value Per Share	Number of Shares

Preferred Stock	$.01	5,000,000
Class A Common Stock	$.01	12,000,000
Class B Common Stock	$.01	12,000,000

Total		29,000,000

The number of authorized shares of Preferred Stock or any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the stock of the corporation entitled to vote, without the separate vote of holders of any class of Common Stock or any class or series of Preferred Stock, unless a vote of any such holders of a class or series of Preferred Stock is required pursuant to the certificate or certificates establishing such class or series.

Preferred Stock Provisions.

4.1 Authority of the Board of Directors to issue Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to the board of directors, or any committee thereof designated by the board of directors expressly for such purpose, to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the number of shares to be included in such series and the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

(a) The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the board of directors or committees thereof providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the board of directors or committee thereof, and the distinctive designation thereof;

(b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series shall be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

(c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and the extent, if any, to which shares of any such series shall be entitled to participate in such event with any other series or class of stock;

(d) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(e) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

(f) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law; and

(g) The voting powers, if any, of such series in addition to the voting powers provided by law.

The Directors shall cause a certificate with respect to any such series to be filed pursuant to applicable law of the State of Delaware.

4.2 Limitation on dividends. No holders of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or the resolution or resolutions of the board of directors or committee thereof providing for the issue of such series of Preferred Stock, nor shall any accumulated dividends on the Preferred Stock bear any interest.

4.3 Limitation on liquidation distributions. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the Certificate of Incorporation or by the resolution or resolutions of the board of directors or committee thereof providing for the issue of such series. A consolidation or merger of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article 4.

Common Stock Provisions.

4.4 Rights of Common Stock. The relative rights, privileges, and limitations of the Class A Common Stock and Class B Common Stock shall be in all respects identical, share for share, except as to the dividend rights set forth in Section 4.5, the conversion rights set forth in Section 4.6 and the voting rights set forth in Section 4.7.

4.5 Dividends.

Subject to applicable provisions of law, the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, and the provisions of this Section 4.5, the holders of the Common Stock of all classes shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors. Holders of one class of Common Stock shall be entitled to receive dividends, other than dividends payable in the capital stock of the corporation, only if dividends in the same type of property are simultaneously declared with respect to the other class of Common Stock. The amount of the dividend, other than dividends payable in the capital stock of the corporation, to be paid per share of Class A Common Stock shall equal 120% of the non-stock dividend per share declared and paid on each share of Class B Common Stock. No stock dividends may be paid or stock splits issued on the Common Stock other than stock dividends or stock splits of Class A Common Stock to holders of Class A Common Stock which are equal to simultaneous stock dividends or stock splits of Class B Common Stock to holders of Class B Common Stock. Dividends on the Class A Common Stock shall be distributed not later than the date upon which the dividend is distributed on the Class B Common Stock.

4.6 Conversion Rights of Class B Common Stock. Any holder of outstanding shares of Class B Common Stock shall be entitled to cause all or a portion of such shares to be converted, at any time or times at the option of such holder, into fully paid and non-assessable shares of Class A Common Stock of the corporation at the rate of one share of Class A Common Stock for each share of Class B Common Stock so converted.

Any holder of shares of Class B Common Stock desiring to convert the same into Class A Common Stock shall surrender the certificate or certificates for the Class B Common Stock being converted, duly assigned or endorsed for transfer, to the corporation, at the office of any transfer agent for the corporation for the Class B Common Stock, or to the corporation’s secretary at the principal executive office of the corporation if there is no transfer agent for the Class B Common Stock, and such certificate or certificates shall be accompanied by a written notice of conversion. Such notice shall specify the number of shares, which must be a number of whole shares, of Class B Common Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Class A Common Stock and for any unconverted Class B Common Stock to be issued and shall be accompanied by the payment of any stock transfer tax payable by reason of the transfer of any such shares to any party other than the holder thereof at the time of such conversion.

As promptly as practicable after any such surrender of certificates for conversion accompanied by a notice in conformity with the preceding provisions and payment of any applicable stock transfer tax, the corporation shall issue and deliver to such holder, at the address of such holder on the stock transfer books of the corporation, or to such holder’s designee, a certificate or certificates for the number of whole shares of Class A Common Stock to which such holder or such holder’s designee shall be entitled upon conversion. Each such conversion shall be deemed to have been made immediately prior to the close of business on the day of surrender of the Class B Common Stock for conversion, and all rights of the converting holder as a holder of the shares of Class B Common Stock surrendered for conversion shall cease at such time and the person or persons in whose name or names the certificate(s) for the shares of Class A Common Stock issuable upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time. In case there shall have been surrendered a certificate or certificates for Class B Common Stock converted in part only, the corporation shall issue and deliver to such holder or such holder’s designee a new certificate or certificates for the number of shares of Class B Common Stock which shall have not been converted.

The Corporation shall at all times reserve and keep available out of its authorized Class A Common Stock, solely for issuance, free from any preemptive rights, upon the conversion of shares of Class B Common Stock as herein provided, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Class B Common Stock at the time outstanding. The corporation shall obtain and keep in force such permits or other authorizations as may be required by law, and shall comply with all requirements as to qualification, in order to enable the corporation lawfully to issue and deliver such number of shares of its Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock from time to time outstanding.

All shares of Class B Common Stock converted or surrendered for conversion into shares of Class A Common Stock as provided in this Section 4.6 shall be retired and cancelled and thereupon restored to the status of authorized but unissued shares of Class B Common Stock.

4.7 Voting. Each share of Class A Common Stock shall be entitled to cast one-twentieth (1/20) vote per share for the election of directors and in respect of each other matter submitted to a vote of stockholders of the corporation, and each share of Class B Common Stock shall be entitled to cast one (1) vote per share for the election of directors and in respect of each other matter submitted to a vote of stockholders of the corporation. All shares of Common Stock of all classes shall vote together as a single class on all matters, except as otherwise required by Delaware law.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on June 8, 1987.

IN WITNESS WHEREOF, said K-V PHARMACEUTICAL COMPANY has caused this Certificate to be signed by Mark S. Hermelin, its Vice-Chairman of the Board of Directors, and attested by Alan G. Johnson, its Secretary this 4th day of June, 1987.

K-V PHARMACEUTICAL COMPANY

By	/s/ Marc S. Hermelin
Marc S. Hermelin
Vice Chairman of the Board of Directors and Chief Executive Officer

ATTEST:

/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF DESIGNATION OF RIGHTS

AND PREFERENCES OF THE

7% CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

K-V PHARMACEUTICAL COMPANY

PAR VALUE $.01 PER SHARE

LIQUIDATION VALUE $25.00 PER SHARE

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, the Vice Chairman of K-V Pharmaceutical Company, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY that the following resolutions have been duly adopted by the Board of Directors of the Company:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, this Board of Directors hereby authorizes the issuance of a series of the Preferred Stock of the Company (the “Preferred Stock”) which shall consist of 840,000 shares of the Company’s Preferred Stock, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of the Company which are applicable to the Preferred Stock) as follows:

(i) Designation. The designation of said series of the Preferred Stock shall be 7% Cumulative Convertible Preferred Stock, $.01 par value per share (“this Series”). The number of shares of this Series shall be 840,000. The liquidation value of this Series shall be $25.00 per share.

(ii) Dividends. The dividend rate on shares of this Series shall be $1.75 per share per annum. Dividends on shares of this Series shall be fully cumulative and shall begin to accrue, without interest, as of April 1, 1988, and shall be payable quarterly, when and as declared by the Board of Directors out of funds legally available for the payment of dividends, on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1988. Holders of shares of this Series shall be entitled to receive such dividends in preference to and in priority over dividends upon the Common Shares and all Junior Shares. Shares of this Series shall be on a parity as to dividends with all Parity Shares. Shares of this Series shall be junior as to dividends to all Senior Shares, and if at any time the Company has failed to pay accrued dividends on any Senior Shares outstanding at the times such dividends are payable or has failed to make a sinking fund or mandatory redemption payment with respect to Senior Shares, the Company shall not declare or pay any dividend on shares of this Series or redeem any shares of this Series. The holders of shares of this Series shall not be entitled to any dividends other than the cash dividends provided in this Clause (ii).

If at any time the Company has failed to pay accrued dividends on any shares of this Series or any Parity Shares at the time outstanding at the times such dividends are payable, the Company shall not

(a) declare or pay any dividend on the Common Shares or on any Junior Shares or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any Common Shares or any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in Common Shares or Junior Shares),

(b) purchase any shares of this Series or Parity Shares (except for a consideration payable in Common Shares or Junior Shares) or redeem fewer than all of the shares of this Series and Parity Shares then outstanding, or

(c) permit any corporation or other entity directly or indirectly controlled by the Company to purchase any Common Shares, Junior Shares, shares of this Series or Parity Shares, unless, in the case of any such dividend, payment, distribution, purchase or redemption, all dividends accrued and payable but unpaid on shares of this Series and any Parity Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment. Unless and until all dividends accrued and payable but unpaid on shares of this Series and any Parity Shares at the time outstanding have been paid in full, all dividends declared by the Company upon shares of this Series or Parity Shares shall be declared pro rata with respect to all shares of this Series and Parity Shares then outstanding, so that the amounts of any dividends declared on shares of this Series and such Parity Shares shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on shares of this Series and such other Parity Shares, respectively, bear to each other.

(iii) Optional Redemptions for Cash. Subject to the restrictions in Clause (ii) above, shares of this Series shall be redeemable at the option of the Company at any time or some of them from time to time at the redemption prices (expressed in percentages of the liquidation value per share) set forth below, if redeemed during the 12-month period ending March 31 of the years indicated below:

Year	Percentage	Year	Percentage	Year	Percentage

1988	107%	1992	105%	1996	101%
1989	107%	1993	104%	1997 and
1990	107%	1994	103%	thereafter	100%
1991	106%	1995	102%

plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date: provided, however, that shares of this Series may not be so redeemed before March 31, 1990, unless the Market Price equals or exceeds 140% of the conversion price per share of Class A Common Stock for at least 20 of 30 consecutive trading days ending within five days prior to the notice of redemption.

Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of this Series pursuant to this Clause (iii), a notice specifying the time and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed at their respective addresses as the same shall appear on the books of the Company, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

If a notice of redemption has been given pursuant to this Clause (iii) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on and after the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, dividends shall cease to accrue on the shares of this Series to be redeemed and the holders of such shares shall cease to be shareholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Company and unclaimed at the end of six years from the redemption date shall revert to the general funds of the Company after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Company from time to time.

If after a notice of redemption has been given pursuant to this Clause (iii), any holder of shares of this Series shall, prior to the close of business on the last business day preceding the date fixed for redemption, give written notice to the Company pursuant to Clause (v) below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company, and any necessary transfer tax payment, as required by Clause (v) below), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Clause (v) below.

In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Clause (iii), the shares to he redeemed shall be selected by lot or by such other manner as may be prescribed by resolution of the Board of Directors, provided that only whole shares shall be selected for redemption.

(iv) Liquidation.

(A) The liquidation price of shares of this Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be $25.00 per share, plus an amount equal to the dividends accrued and unpaid thereon to the payment date.

(B) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of this Series (1) shall not be entitled to receive the liquidation price of such shares held by them until the liquidation price of all Senior Shares shall have been paid in full and (2) shall be entitled to receive the liquidation price of such shares held by them in preference to and in priority over any distributions upon the Common Shares and all Junior Shares. Upon payment in full of the liquidation price to which the holders of shares of this Series are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Company. If the assets of the Company are not sufficient to pay in full the liquidation price payable to the holders of shares of this Series and the liquidation price payable to the holders of all Parity Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of shares of this Series and the holders of Parity Shares are entitled were paid in full.

(C) Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company’s assets for cash or securities shall be considered a liquidation, dissolution or winding-up of the Company within the meaning of this Clause (iv).

(v) Conversion.

(A) Subject to the provisions for adjustment hereinafter set forth, each share of this Series shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into fully paid and nonassessable Class A Common Shares at the conversion price, determined as hereinafter provided, in effect on the date of conversion. The price at which Class A Common Shares shall be delivered upon conversion (hereinafter referred to as the “conversion price”) shall be initially $22.00 per Class A Common Share. The conversion price shall be adjusted in certain instances as provided in subclause (B) of this Clause (v).

Any holder of shares of this Series desiring to convert the same into Class A Common Shares shall surrender the certificate or certificates for the shares of this Series being converted, duly endorsed or assigned to the Company or in blank, at the principal office of the Company or at a bank or trust company appointed by the Company for that purpose, accompanied by a written notice of conversion specifying the number (in whole shares) of shares of this Series to be converted and the name or names in which such holder wishes the certificate or certificates for Class A Common Shares to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of Class A Common Shares in such name or names. In case less than all of the shares of this Series represented by a certificate are to be converted by a holder, upon such conversion the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the shares of this Series not so converted. The right to convert shares of this Series called for redemption shall terminate at the close of business on the last business day preceding the date fixed for redemption pursuant to Clause (iii) above. The holders of shares of this Series at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except shares called for redemption on a redemption date between such record date and the dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default on payment of the dividend due on such dividend payment date. However, shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends on such shares of this Series to the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of this Series on a dividend payment record date who (or whose transferee) tenders shares of this Series on a dividend payment date will receive the dividend payable on such shares by the Company on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of this Series for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon the conversion of shares of this Series.

(B) The conversion price shall be adjusted from time to time as follows:

(1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Class A Common Shares, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of Class A Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subclause (B)(1), the number of Class A Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Class A Common Shares held in the treasury of the Company.

(2) In case the Company shall issue rights or warrants to all holders of its Class A Common Shares or all holders of its Class B Common Shares entitling them to subscribe for or purchase Class A Common Shares at a price per share less than the current market price per share (determined as provided in subclause (C)) of the Class A Common Shares on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of Class A Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Class A Common Shares which the aggregate of the offering price of the total number of Class A Common Shares so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Class A Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Class A Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subclause (B)(2), the number of Class A Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

(3) In case outstanding Class A Common Shares shall be subdivided into a greater number of Class A Common Shares, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Class A Common Shares shall each be combined into a smaller number of Class A Common Shares, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Shares evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subclause (B)(2), any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in subclause (B)(1)), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subclause (C)) of the Class A Common Shares on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one Class A Common Share and the denominator shall be such current market price per share of the Class A Common Shares, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(5) The reclassification of Class A Common Shares into securities other than Class A Common Shares (other than any reclassification upon a consolidation or merger to which clause (v)(F) applies) shall be deemed to involve (a) a distribution of such securities other than Class A Common Shares to all holders of Class A Common Shares (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination”) within the meaning of subclause (B)(4); and (b) a subdivision or combination, as the case may be, of the number of Class A Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective”) within the meaning of subclause (B)(3).

(C) For the purpose of any computation under subclause (B) above: (i) the current market price per Class A Common Share on any date shall be deemed to be the average of the daily Market Price for 15 consecutive Business Days selected by the Company commencing not more than 30 and not less than 20 Business Days before the date in question and (ii) in the event that any recapitalization, reclassification, dividend, stock split or other event contemplated in subclause (B) above occurs with respect to the Company’s Class B Common Shares which, pursuant to the Company’s Certificate of Incorporation, would trigger similar action with respect to the issued or outstanding Class A Common Stock but for the fact that no Class A Common Stock is then issued or outstanding, then solely for the determination of the adjustments in the conversion price described in subclause (B) above the Class A Common Stock shall be deemed issued and outstanding.

(D) Notwithstanding the provisions of subclause (B) above: (i) no adjustment shall be required by reason of the issuance of Class A Common Shares upon conversion of Class B Common Shares into Class A Common Shares, and (ii) no adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subclause (D)(ii)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subclause (D)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, that adjustment shall be required and shall be made in accordance with the provisions of this Clause (v) (other than this subclause (D)(ii)) not later than the same time as may be required in order to preserve the tax-free nature of a distribution to the holder of any share of this Series. All calculations under this Clause (v) shall be made to the nearest cent.

(E) The Company may make such reductions in the conversion price, in addition to those required by this Clause (v), as it considers to be advisable in order to avoid or diminish any income tax to any holder of Class A Common Shares resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this Clause (v) and its actions in so doing shall be final and conclusive.

(F) In case the Company shall effect any capital reorganization or reclassification of its shares or shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each Class A Common Share outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation for a consideration consisting in whole or in part of equity securities of such other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of this Series shall, if entitled to convert such shares at any time after the consummation of such transaction, receive upon conversion thereof in lieu of each Class A Common Share issuable upon conversion of such shares prior to such consummation the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding Class A Common Share, subject to adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations or mergers, as nearly equivalent as possible to the adjustments provided for in this Clause (v).

(G) Whenever the conversion price is adjusted as herein provided:

(1) the Company shall compute the adjusted conversion price and shall cause to be prepared a certificate signed by a principal financial officer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the shares of this Series; and

(2) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of this Series.

(H) In case:

(1) the Company shall declare a dividend or other distribution on its Class A Common Shares otherwise than in cash out of its earned surplus;

(2) the Company shall authorize the granting to the holders of its Class A Common Shares of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

(3) of any reclassification of the Class A Common Shares (other than a subdivision or combination of its outstanding Class A Common Shares), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all the assets of the Company; or

(4) of the voluntary or involuntary liquidation, dissolution or winding-up of the Company;

then the Company shall cause to be mailed to each transfer agent for the shares of this Series and to the holders of record of the outstanding shares of this Series, at least 20 days (or 10 days in any case specified in subclauses (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Class A Common Shares to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Class A Common Shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Such notice shall also state whether such transaction will result in any adjustment in the conversion price applicable to the shares of this Series and, if so, shall state what the adjusted conversion price will be and when it will become effective. Neither the failure to give the notice required by this subclause (H), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other holders.

(I) The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Shares, for the purpose of issuance upon conversion of shares of this Series, the full number of Class A Common Shares then deliverable upon the conversion of all shares of this Series then outstanding and shall take all action necessary so that Class A Common Shares so issued will be validly issued, fully paid and nonassessable.

(J) The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of Class A Common Shares on conversion of shares of this Series. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Class A Common Shares in a name other than that in which the shares of this Series so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

(K) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of shares of this Series. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Market Price per Class A Common Share (determined as provided in subclause (C) above) on the day of conversion shall be paid to the holder in cash by the Company.

(L) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Clause (v).

(vi) Other Preference Shares. So long as any shares of this Series remain outstanding, the Company shall not issue any Preference Shares which are not Senior Shares, Parity Shares or Junior Shares. All shares of this Series which are at any time redeemed pursuant to Clause (iii) above or converted pursuant to Clause (v) above and all shares of this Series which are otherwise reacquired by the Company and subsequently cancelled by the Board of Directors shall have the status of authorized but unissued Preferred Shares, without designation as to series, subject to reissuance by the Board of Directors as shares of this Series or shares of any one or more other series.

(vii) Voting Rights. Except as otherwise required by law, holders of shares of this Series shall have no voting rights; provided, however:

(A) Dividend Defaults.

(1) If and whenever accrued dividends on the shares of this Series or any Parity Shares shall not have been paid in an aggregate amount equal to or greater than eight quarterly dividends on the shares of this Series or such Parity Shares at the time outstanding, then, and in any such event, the number of Directors then constituting the entire Board of Directors of the Company shall automatically be increased by one Director and the holders of shares of this Series and the holders of such Parity Shares, voting together as a single class, shall be entitled to fill such newly created directorship. Such right to vote as a single class to elect one Director shall, when vested, continue until all dividends in default on the shares of this Series and such Parity Shares, as the case may be, shall have been paid in full and, when so paid, such right to elect one Director separately as a class shall cease, subject, always, to the same provisions for the vesting of such right to elect one Director separately as a class. The Company may, and upon the written request of the holders of record of not less than 20% of the total number of shares of this Series and such Parity Shares then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorship for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Company, at which meeting such newly created directorship shall be filled by the holders of such shares of this Series and such Parity Shares.

(2) So long as any shares of this Series are outstanding, the Bylaws of the Company shall contain provisions ensuring that the number of Directors of the Company shall at all times be such that the exercise, by the holders of shares of this Series and the holders of Parity Shares, of the right to elect a Director under the circumstances provided in paragraph (1) of this subclause (A) will not contravene any provisions of the Company’s Certificate of Incorporation.

(3) Any Director elected pursuant to paragraph (1) of this subclause (A) shall serve until the earlier of (x) the next annual meeting of the stockholders of the Company and the election (by the holders of shares of this Series and the holders of Parity Shares) and qualification of their respective successors or (y) the next annual meeting of the stockholders of the Company following the date upon which all dividends in default on the shares of this Series and such Parity Shares shall have been paid in full. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a default in dividends on the shares of this Series or such Parity Shares by reason of death, resignation or disability, such vacancy shall be filled in the same manner as set forth in paragraph (1) of this subclause (A).

(B) Miscellaneous.

Without the affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of this Series and outstanding Parity Shares, voting as a single class (or, if less than all shares of this Series and all series of Parity Shares then outstanding would be adversely affected thereby, without the affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of each series adversely affected thereby, voting as a separate class), the Company may not

(1) amend the Company’s Certificate of Incorporation or this Certificate so as to adversely affect the rights or preferences of shares of this Series or the Class A Common Shares;

(2) authorize, create or issue any Senior Shares;

(3) authorize, create or issue Parity Shares; or

(4) effect the merger or consolidation of the Company with or into another corporation or the sale, exchange or transfer of all or substantially all of the Company’s assets, except that no vote shall be required hereunder if the rights, preferences and privileges of this Series are not adversely affected or the holders of this Series receive a security with substantially similar rights, preferences and privileges of this Series.

(viii) Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Class A Common Shares” shall mean the shares of the Company’s Class A Common Stock, $.01 par value.

“Class B Common Shares” shall mean the shares of the Company’s Class B Common Stock, $.01 par value.

“Common Shares” shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, Common Shares issuable upon conversion of shares of this Series shall include only shares of the class designated as Class A Common Shares as of the original date of issuance of shares of this Series, or shares of the Company of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

“Junior Shares” shall mean Preference Shares of any series or class of the Company which are by their terms expressly made junior to shares of this Series at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Company.

“Market Price” on any day shall mean (i) the last reported sales price regular way per such Common Share on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or (ii) if such Common Shares are not listed or admitted to trading on the New York Stock Exchange, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which such Common Shares are admitted for trading, or (iii) if such Common Shares are not listed or admitted for trading on any national securities exchange, (a) the last reported sales price of such Common Shares as reported by NASDAQ, National Market System, or (b) if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose; provided, however, in the event the price of the Class A Common Stock is not determinable in any manner specified above, the Market Price of the Class A Common Stock shall be deemed to be the same as the Class B Common Stock.

“Parity Shares” shall mean Preference Shares which are by their terms on a parity with the shares of this Series at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Company.

“Preference Shares” shall mean any class of shares of the Company ranking prior to at least one other class of shares of the Company as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation of the Company.

“Senior Shares” shall mean any Preference Shares of any series or class of the Company which are by their terms expressly made senior to shares of this Series at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned Vice Chairman and attested to by its Secretary this 4th day of June, 1987.

/s/ Marc S. Hermelin
Marc S. Hermelin, Vice Chairman

[Corporate Seal]

ATTEST:

/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT

CERTAIN ERRORS IN THE CERTIFICATE OF DESIGNATION OF RIGHTS

AND PREFERENCES OF THE 7% CUMULATIVE CONVERTIBLE

PREFERRED STOCK OF K-V PHARMACEUTICAL COMPANY

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON JUNE 9, 1987

K-V Pharmaceutical Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the name of the corporation is K-V Pharmaceutical Company.

2. That a Certificate of Designation of Rights and Preferences of the 7% Cumulative Convertible Preferred Stock of K-V Pharmaceutical Company was filed by the Secretary of State of Delaware on June 9, 1987 and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

3. That the inaccuracies or defects of said certificate to be corrected are as follows: the dates upon which dividends on the 7% Cumulative Convertible Preferred Stock (“Stock”) commence to accrue and are first payable and the price at which the Stock is convertible into the Company’s Class A Common Stock are to be corrected and the provisions respecting redemption of the Stock are to be clarified, as specified in detail below.

4 (a) The second sentence of Clause (ii), captioned “Dividends,” on page 1 of the Certificate is corrected to read as follows:

“Dividends on shares of this Series shall be fully cumulative, shall begin to accrue on shares of this Series on the date of issuance thereof and shall be payable quarterly, when and as declared by the Board of Directors out of funds legally available for the payment of dividends, on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1987.”

(b) The first paragraph of Clause (iii), captioned “Optional Redemptions for Cash,” on page 2 of the Certificate, is corrected to read as follows:

“Subject to the restrictions in Clause (ii) above, shares of this Series shall be redeemable at the option of the Company at any time or some of them from time to time at the redemption prices (expressed in percentages of the liquidation value per share) set forth below, if redeemed during the 12-month period ending March 31 of the years indicated below:

Year	Percentage	Year	Percentage	Year	Percentage

1988	107%	1992	105%	1996	101%
1989	107%	1993	104%	1997 and
1990	107%	1994	103%	thereafter	100%
1991	106%	1995	102%

plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date; provided, however, that shares of this Series may not be so redeemed before March 31, 1990, unless the Market Price of Class B Common Shares equals or exceeds 140% of the conversion price of shares of this Series into Class A Common Stock for at least 20 of 30 consecutive trading days ending within five days prior to the notice of redemption.”

(c) The second sentence of Clause (v), captioned “Conversion,” paragraph (A), on page 4 of the Certificate, is corrected to read as follows:

“The price at which Class A Common Shares shall be delivered upon conversion (hereinafter referred to as the “conversion price”) shall be initially $20.00 per Class A Common Share.”

IN WITNESS WHEREOF, said K-V Pharmaceutical Company has caused this certificate to be signed by Gerald R. Mitchell, its Vice President, and attested by Alan G. Johnson, its Secretary, this 17th day of June, 1987.

K-V PHARMACEUTICAL COMPANY
[Corporate Seal]
	By:	/s/ Gerald R. Mitchell
Gerald R. Mitchell, Vice President

ATTEST:

By:	/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of K-V Pharmaceutical Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the following new Article 12 to read as follows:

“12. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 12 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 12 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said K-V Pharmaceutical Company caused its corporate seal to be hereunto affixed and this certificate to be signed by Marc S. Hermelin, its Vice Chairman of the Board of Directors and Chief Executive Officer, and Alan G. Johnson, its Secretary, this 9th day of September, 1987.

K-V PHARMACEUTICAL COMPANY

By:	/s/ Marc S. Hermelin
Marc S. Hermelin
Vice Chairman of the Board of Directors and Chief Executive Officer

(Corporate Seal)

ATTEST:
/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of K-V Pharmaceutical Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first two unnumbered paragraphs of Article 4 of the Company’s Certificate of Incorporation be amended to read as follows in their entirety:

“4. The aggregate number, class and par value of shares which the corporation shall have authority to issue shall be One Hundred and Twenty-Five Million (125,000,000), which shall be divided among the following classes:

Class of Stock	Par Value Per Share	Number of Shares

Preferred Stock	$.01	5,000,000

Class A Common Stock	$.01	60,000,000

Class B Common Stock	$.01	60,000,000

Total		125,000,000

The number of authorized shares of Preferred Stock or any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative majority vote of the stock of the corporation entitled to vote, without the separate vote of holders of any class of Common Stock or any class or series of Preferred Stock, unless a vote of any such holders of a class or series of Preferred Stock is required pursuant to the certificate or certificates establishing such class or series.”

FURTHER RESOLVED, that Section 4.5 of Article 4 of the Company’s Certificate of Incorporation be amended to read as follows in its entirety:

“4.5. Dividends and Distributions.

Subject to applicable provisions of law, the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, and the provisions of this Section 4.5, the holders of the Common Stock of all classes shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors. Holders of one class of Common Stock shall be entitled to receive dividends, other than dividends payable in the capital stock of the Corporation, only if dividends in the same type of property are simultaneously declared with respect to the other class of Common stock. The amount of any dividend, other than a dividend payable in the capital stock of the corporation, to be paid per share of Class A Common Stock shall equal 120% of the non-stock dividend per share declared and paid on each share of Class B Common Stock. No Common Stock dividend may be paid or stock splits issued on the Common Stock other than stock dividends or stock splits of Class A Common Stock to the holders of Class A Common Stock which are equal to simultaneous stock dividends or stock splits of Class B Common Stock to holders of Class B Common Stock. Dividends on the Class A Common stock shall be distributed not later than the date upon which the dividend is distributed on the Class B Common Stock. Notwithstanding the foregoing, stock dividends of either class of Common stock may be payable to the holders of both classes of Common stock so long as such distribution is made equally on a per share basis, regardless of class, and simultaneously to both classes of Common Stock.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said K-V Pharmaceutical Company caused its corporate seal to be hereunto affixed and this certificate to be signed by Marc S. Hermelin, its Vice Chairman of the Board of Directors and Chief Executive Officer, and Alan G. Johnson, its Secretary, this 23rd day of December, 1991.

K-V PHARMACEUTICAL COMPANY

By:	/s/ Marc S. Hermelin
Marc S. Hermelin
Vice Chairman of the Board of Directors and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Alan G. Johnson
Alan G. Johnson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

K-V PHARMACEUTICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a vote on the amendment at the annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article 4 of the Corporation’s Certificate of Incorporation be amended in its entirety to read as follows:

4. The aggregate number, class and par value of shares which the Corporation shall have authority to issue shall be Two Hundred and Thirty Million (230,000,000), which shall be divided among the following classes:

Class of Stock	Par Value Per Share	Number of Shares

Preferred Stock	$.01	5,000,000

Class A Common Stock	$.01	150,000,000

Class B Common Stock	$.01	75,000,000

Total		230,000,000

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said K-V Pharmaceutical Company caused this Certificate of Amendment to be signed by Marc S. Hermelin, its Vice Chairman of the Board and Chief Executive Officer, and attested by Alan G. Johnson, its Secretary, this 31st day of August, 1998.

K-V PHARMACEUTICAL COMPANY

By:	/s/ Marc S. Hermelin
Marc S. Hermelin
Vice Chairman of the Board and Chief Executive Officer

ATTEST:

/s/ Alan G. Johnson
Alan G. Johnson, Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

K-V Pharmaceutical Company

K-V Pharmaceutical Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of K-V Pharmaceutical Company duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and presenting said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Paragraph 8 thereof so that, as amended, said Paragraph shall be and read in its entirety as follows:

8. All directors shall be of one class and shall serve for a term ending at the next annual meeting of stockholders. Each director elected or appointed thereafter shall serve for a term ending at the next annual meeting of stockholders to occur after such director was elected or appointed.

At each succeeding annual meeting of stockholders, directors shall be eligible for re-election if otherwise qualified and shall in any event continue in office until their successors shall have been duly elected or appointed.

In the event of any vacancy however caused occurring on the board, such vacancy may be filled either by the stockholders at a general meeting called for the purpose or by the board if the remaining directors constitute a quorum. Any director elected or appointed to fill any such vacancy shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at any election of directors.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5th day of September, 2008.

By:	/s/ Ronald J. Kanterman
Ronald J. Kanterman,
Vice President and Chief Financial Officer